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                                                                    EXHIBIT 10.4

                          TRANSKARYOTIC THERAPIES, INC.

                   CLASS B PREFERRED STOCK PURCHASE AGREEMENT



         This Class B Preferred Stock Purchase Agreement (the "Agreement") is made as of April 20, 1993 by and among Transkaryotic Therapies, Inc., a Delaware corporation (the "Company") and the purchasers listed on Schedule A hereto (each individually, a "Purchaser" and together, the "Purchasers").

         In consideration of the mutual promises and undertakings contained herein the parties hereby agree as follows:

         1.       PURCHASE AND SALE OF CLASS B CONVERTIBLE PREFERRED STOCK.

         1.1.     Purchase and Sale of Shares.

                  (a) On the Closing Date (as defined in Section 1.2 below), subject to the terms and conditions hereof and in reliance upon the warranties, representations and agreements contained herein, the Company agrees to sell to each of the Purchasers, and each of the Purchasers agrees to purchase from the Company, the number of shares of the Company's Class B Convertible Preferred Stock, $1.00 par value per share ("Class B Preferred Stock"), set forth opposite the name of each such Purchaser on Schedule A hereto at a price of $400.00 per share. The aggregate or any portion of the shares of Class B Preferred Stock to be purchased from the Company by the Purchasers pursuant to this Agreement are herein referred to as the "Shares."

                  (b) To the extent that 12,500 Shares are not sold at the Closing (as defined in Section 1.2 below), the Company may, up to 120 days after the Closing, sell and issue additional shares of Class B Preferred Stock on substantially the same terms and conditions as the sale of the Shares purchased pursuant to this Agreement, provided that each person or entity acquiring such shares becomes a party to this Agreement as a Purchaser prior to such acquisition by executing an Instrument of Accession hereto in the form of Exhibit V hereto and an Instrument of Accession to the Voting Rights Agreement referred to in
         Section 5.5 of the Class B Preferred Stock Purchase Agreement dated February 14, 1992, by and among the Company and the purchasers listed in Schedule A thereto (the "1992 Purchase Agreement"). The closing of each such sale of additional shares of Class B Preferred stock shall be held at such time and place as may be agreed upon by the parties thereto, upon the same terms and conditions as those applicable to the initial sale of Shares hereunder, provided that the Company's representations and warranties shall be subject to such changes and additions as are necessary to reflect the consummation of the initial sale of Shares hereunder and any and all intervening events occurring between the date hereof and the date of such closing. From and after any such sale of additional shares of Class B Preferred Stock, the purchaser of such shares shall be deemed a "Purchasers under this Agreement and the shares so purchased shall be
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         deemed "Shares" for all purposes of this Agreement.

                  (c) The sale of Shares by the Company to each of the Purchasers is a separate sale to the same extent as if set forth in a separate agreement.

         1.2. Closing. The closing of the initial purchase and sale of Shares hereunder (the "Closing") shall take place at the offices of Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts at 2:00 p.m., Boston local time, on April 20, 1993 or at such other time and date as the Company and the Purchasers may agree upon in writing (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser certificates evidencing the Shares to be purchased by such Purchaser, as set forth on Schedule A, against payment of the entire purchase price for the Shares in lawful money of the United States of America by cancellation of indebtedness, bank or certified check, wire-transfer or such other form of payment as shall be mutually agreed upon by such Purchaser and the Company.

         2. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants, to each of the Purchasers that, as of the date of this Agreement, except as otherwise described on Schedule B hereto or in a letter dated March 30, 1993, from Bingham, Dana & Gould to Hale & Dorr, the following are true and correct:

         2.1. Organization and Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a foreign corporation in Massachusetts and is in good standing in each jurisdiction in which failure to so qualify would have a materially adverse effect on the business, assets or prospects of the Company. The copies of the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), and By-laws which are attached as Exhibits I and II hereto, respectively, are true, complete and correct as of the date of this Agreement. The Company has the corporate power and authority to own and lease its property, to enter into, deliver, and perform its obligations and undertakings under, this Agreement and all other agreements referred to herein or contemplated hereby, to issue the Shares, and to conduct its business as now conducted.

         2.2. Subsidiaries. The Company has no subsidiaries and does not control, directly or indirectly, any other corporation, association or business organization.

         2.3. Capitalization. The Company's entire authorized capital stock consists of: 250,000 shares of Common Stock, $.01 par value per share (the "Common Stock"); and 66,000 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock"), of which 6,000 shares have been designated as Class A Convertible Preferred Stock (the "Class A Preferred Stock"), and 60,000 shares have been designated as Class B Convertible Preferred Stock (the "Class B Preferred Stock"), of the authorized shares of Common Stock, 87,241 shares are issued to the persons named on Schedule D hereto under the heading "Common Stock." All of the authorized shares of Preferred Stock, designated as Class A Preferred Stock are issued to Warburg Pincus Capital Company, L.P. ("Warburg"). Of the authorized shares of Preferred Stock designated as Class B Preferred Stock, 39,459 shares (the "Previous Shares") are issued to the persons named on Schedule D hereto under the heading "Class B Preferred Stock" and were issued and sold to such persons pursuant to the 1992 Purchase Agreement. No shares of


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Common Stock or Preferred Stock are held in the Company's treasury. The Company has reserved 40,554 shares of Common Stock for issuance to management, employees and consultants. In addition, the Company has reserved 10,000 shares of Common Stock for issuance pursuant to an Exchange Agreement dated as of October 19, 1991, between the Company and Warburg Pincus Capital Company, L.P., relating to exchange of shares of Class A Preferred Stock for shares of Common Stock, and 51,959 shares of Common Stock for issuance upon conversion of the Class B Preferred Stock (such shares reserved for issuance upon conversion of the Class B Preferred Stock to be issued hereunder are hereinafter referred to as the Underlying Shares"). The Common Stock and the Preferred Stock are not entitled to cumulative voting rights, preemptive rights, antidilutive rights or so-called registration rights under the Securities Act of 1933, as amended (the "Securities Act"), except as provided in this Agreement, the 1992 Purchase Agreement, or Article IV of the Company's Certificate of Incorporation, ("Article IV"). The Common Stock and the Preferred Stock have the preferences, voting powers, qualifications, and special or relative rights or privileges set forth in Article IV. All outstanding shares of Common Stock and Preferred Stock have been validly issued and are fully paid and nonassessable, and were issued in accordance with applicable state and federal securities laws. The Shares, when issued in accordance with this Agreement, and the Underlying Shares, when issued in accordance with this Agreement and the Certificate of Incorporation, will be validly authorized, issued and outstanding, fully paid and nonassessable and, based in part upon representations of the Purchasers in Sections 3 and 4 hereof, will be issued in accordance with applicable state and federal securities laws. The Company does not have outstanding any option, warrant or other commitment to issue or to acquire any shares of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock, and the Company has not given any person any right to acquire from the Company or sell to the Company any shares of its capital stock. There is, and immediately upon consummation at the Closing of the transactions contemplated hereby there will be, no agreement, restriction or encumbrance (such as a right of first refusal, right of first offer, proxy, voting agreement, etc.) with respect to the sale or voting of any shares of capital stock of the Company (whether outstanding or issuable upon conversion or exercise of outstanding securities) except as contemplated by the 1992 Purchase Agreement, this Agreement, or the Certificate of Incorporation and By-laws of the Company and the Company will not voluntarily place any restrictions on the transfer of the Shares or the Underlying Shares except to the extent set forth herein or contemplated hereby.

         2.4. Financial Information. The Company has delivered to the Purchasers a copy of (a) its audited balance sheet (the "Balance Sheet") as of December 31, 1991 and the related statements of income and retained earnings and changes in financial position for the year then ended (with the Balance Sheet, the "Audited Financials") and (b) its unaudited balance sheet as of December 31, 1992 (the "Financial Statement Date") and the related statements of income and retained earnings and changes in financial position for the period then ended (the "Unaudited Financials," and together with the Audited Financials, the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and fairly present the financial condition of the Company at the date thereof and the results of the operations of the Company for the period then ended; provided, however, that the Unaudited Financials are subject to year-end adjustments and may not contain all footnotes required under generally accepted accounting principles.


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         2.5. Absence of Undisclosed Liabilities. As of the Financial Statement
Date, the Company had (and on the date hereof the Company has) no material liabilities (matured or unmatured, fixed or contingent) arising out of any transaction or state of facts existing prior to the date hereof which are not fully reflected or provided for on the Balance Sheet, except for obligations arising after the Financial Statement Date in the ordinary course of business or reflected in the Unaudited Financials.

         2.6. Absence of Certain Changes. Since the Financial Statement Date, other than as described in the Unaudited Financials, there has not been:

                  (a) any material adverse change in the condition (financial or otherwise), assets, liabilities or business of the Company from that shown by the Balance Sheet;

                  (b) any damage, destruction or loss of any of.the properties or assets of the Company (whether or not covered by insurance) materially adversely affecting the business of the Company;

                  (c) any dividend, declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

                  (d) any labor trouble, or any other event, development, or condition, of any character, or threat of the same, materially adversely affecting the business of the Company;

                  (e) any waiver of any material right of the Company, or the cancellation of any material debt or claim held by the Company;

                  (f) any issuance of any stock, bonds or other securities of the Company;

                  (g) any sale, assignment or transfer of any material tangible or intangible assets of the Company except with respect to tangible assets in the ordinary course of business; or

                  (h) any loan by the Company to any officer, director, employee or stockholder of the Company, or any agreement or commitment therefor.

         2.7. Taxes. For all periods ended on or prior to the Financial Statement Date, the Company has filed or will file within the time prescribed by law (including extensions of time approved by the appropriate taxing authority) all tax returns and reports required to be filed with the United States Internal Revenue Service, the State of Delaware, the Commonwealth of Massachusetts, any other states, and all foreign countries and has paid or made adequate provision in the Balance Sheet for the payment of all taxes, interest, penalties, assessments or deficiencies shown to be due (or, to the knowledge of the Company, claimed by such authority or jurisdiction to be due) on or in respect of such tax returns and reports. The Company does not know of any (a) other federal, Delaware, Massachusetts, state or foreign taxes which are due and payable by the Company which have not been so paid; (b) other federal, Delaware,


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Massachusetts, state or foreign tax returns or reports which are required to be filed which have not been so filed; or (c) unpaid assessment for additional taxes for any fiscal period or any basis thereof. The Company's federal or state income tax returns have never been audited.

         2.8. Title to Properties; Liens and Encumbrances. The Company has good and marketable title to all of its properties and assets, real and personal, including those reflected in the Balance Sheet (except as sold or otherwise disposed of in the ordinary course of business since the Financial Statement
Date), subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance or charge except (a) as shown on the Balance Sheet or in the notes thereto, (b) tax, materialmen's or like liens for obligations not yet due or payable or being contested in good faith by appropriate proceedings, and
(c) vendors' interests in installment purchase obligations of the Company which in the aggregate do not exceed $5,000.

         2.9. Intellectual Property Rights. Attached hereto as Schedule C is a true and complete list of all patents, trademarks, service marks, trade names, copyrights and rights or licenses to use the same, and any and all applications therefor, presently owned or held by the Company. Such patents, trademarks, service marks, trade names, copyrights and rights or licenses to use the same, and any and all applications therefor, as well as all trade secrets and similar proprietary information owned or held by the Company, are all such items required to enable the Company to conduct its business as now conducted. The Company has not received any formal or informal notice of infringement or other complaint that the Company's operations violate or infringe rights under patents, trademarks, service marks, trade names, trade secrets, copyrights or licenses or any other proprietary rights of others, nor does the Company have any reason to believe that there has been any such violation or infringement. Except as set forth in Schedule C, no royalties, honoraria, or fees are or will be payable by the Company to other persons by reason of the ownership or use by the Company of said patents, trademarks, service marks, trade names, trade secrets, copyrights or rights or licenses to use the same or similar proprietary information, or any and all applications therefor.

         2.10. Government Approvals and Licenses. The Company has all governmental approvals, authorizations, consents, licenses and permits necessary or required to conduct its business as presently conducted and will use its best efforts to obtain all governmental approvals, authorizations, consents, licenses and permits necessary or required to conduct its business as proposed to be conducted.

         2.11. Contracts. Other than as set forth in Schedule B or described elsewhere in this Section 2, the Company has no presently existing contract, obligation or commitment (a) involving payment by or to the Company of more than $10,000 (other than employment or consulting agreements terminable at the option of the Company without penalty on no more than thirty (30) days prior written notice with employees of, or consultants to, the Company who are not officers or directors thereof), or (b) which is material to the Company or its currently contemplated business, including without limitation the following:


                  (i) any employment, bonus, commission or consulting agreements or arrangements; pension, profit sharing, deferred compensation, stock bonus, retirement, stock option, stock purchase, phantom stock or similar plans, including agreements


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         evidencing rights to purchase securities of the Company; or agreements with shareholders;

                  (ii) any loan or other agreements, notes, indentures, or instruments relating to or evidencing indebtedness for borrowed money, or mortgaging, pledging, or granting or creating a lien or security interest or other encumbrance on any of the Company's property; or any agreement or instrument evidencing any guaranty by the Company of payment or performance by any other person;

                  (iii) any agreements with dealers, sales representatives, brokers, and other distributors, jobbers, advertisers, sales agencies;

                  (iv) any agreements with any labor union or collective bargaining organization;

                  (v) any contract or series of contracts with the same person for the furnishing or purchase of machinery, equipment, goods or services, including, without limitation, agreements with processors and subcontractors and agreements requiring development of products;

                  (vi) any lease of machinery, equipment, other personal property, including motor vehicles, and real estate;

                  (vii) any indenture, agreement, or other document relating to the sale or repurchase of securities of the Company;

                  (viii) any joint venture contract or arrangement or other agreements involving a sharing of profits or expenses;

                  (ix) any agreements limiting the freedom of the Company or any of its employees to compete in any line of business or in any geographic area or with any person;

                  (x) any agreements providing for disposition of the business and assets, or securities, of the Company; agreements of merger or consolidation to which the Company is a party; or letters or intent with respect to the foregoing; or

                  (xi) any agreements involving, or letters of intent with respect to, the acquisition of assets or securities of any other business or entity.

         True and complete copies of all contracts and other items listed on Schedule B have been made available to the Purchasers. The Company has complied with all the material provisions of said contracts and commitments set forth in Schedule B hereto and of all other material contracts and commitments to which it is a party, and is not in default under any thereof, except to the extent to which any such noncompliance and defaults would not materially and adversely affect the business or financial condition of the Company. There exists no condition, event or act which constitutes, or which after notice, lapse of time or both would constitute, a material default by the Company or, to the Company's knowledge, by any third party, under any of said


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contracts or commitments.

         2.12. Shareholders, Directors, and Officers. Schedule D hereto contains a true, correct and complete list showing the name of each shareholder of record of the Company and the number of the shares of the Company's capital stock owned by each shareholder. Schedule E hereto contains a true, correct and complete list showing the name of each director and officer of the Company.

         2.13. Litigation. There is no litigation or proceeding pending or, to the Company's knowledge, threatened, against the Company, or the Company's properties nor does the Company know or have reasonable grounds to know of any basis for any such action, including, without limitation, any governmental investigation relating to employee safety or discrimination matters. To the Company's knowledge, there is no litigation or proceeding pending or threatened against or relating to any present or former employee of the Company by reason of the past employment or consulting relationships of any of such employees with the Company. There are no outstanding judgments against the Company.

         2.14. Authorization. The execution, delivery and performance by the Company of this Agreement and the Exchange Agreement, the issue and sale of the Shares and the issuance of the Underlying Shares upon the conversion of the Class B Preferred Stock have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered on behalf of the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors. The execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the issuance of the Underlying Shares upon the conversion of the Class B Preferred Stock will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Certificate of Incorporation or By-laws of the Company or result in a material breach of any of the terms of, or constitute a material default under, any agreement, instrument or other restriction to which the Company is a party or by which it or any of its properties or assets is bound.

         2.15. Brokers. The Company has no contract, arrangement or understanding with any broker, finder, or similar agent with respect to the transactions contemplated by this Agreement.

         2.16. Governmental Consents. Based in part on the representations made by the Purchasers in Sections 3 and 4 of this Agreement, no consent, approval or authorization of any governmental authority is required under existing law or regulation in connection with the execution and delivery of this Agreement or the offer, issue, sale or delivery of the Shares pursuant to this Agreement or the consummation of any other transactions contemplated hereby.

         2.17. Securities Laws. Neither the Company nor any other person, firm or corporation acting on its behalf has sold any of the Shares or other securities of the Company to, or offered any thereof for sale to, or solicited any offers to purchase any thereof from, or otherwise approached or negotiated (nor will the Company or any other person,firm or corporation acting on its behalf sell, offer, solicit or otherwise approach or negotiate) in respect thereof with, such character or number of persons in the aggregate, or in such manner, as would result in bringing


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the Shares, or any part thereof, within the provisions of Section 5 of the
Securities Act. Assuming that the Purchasers' representations and warranties contained in Sections 3 and 4 of this Agreement are true and correct at the Closing and on the date of the issuance of the Underlying Shares, the offering and sale of the Shares and the issuance of the Underlying Shares upon conversion of the Shares are each exempt or will be exempt from registration and prospectus delivery requirements of the Securities Act as in effect on the date hereof and are also exempt or will be exempt from registration or qualification under applicable state securities laws as in effect on the date hereof.

         2.18. Legal Compliance. The Company is not in violation of any provisions of its Certificate of Incorporation or By-laws, or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which violation materially and adversely affects the business or financial condition of the Company.

         2.19. Insurance. The Company maintains insurance of the types and in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, without limitation, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

         2.20. Nondisclosure Agreements. The Company has entered into nondisclosure and noncompete agreements in favor of the Company in such forms as have been approved from time to time by the Board of Directors of the Company, with each person employed by it or serving as a consultant to it with employment or consulting responsibility requiring access to proprietary technical information of the Company.

         2.21. Disclosures. Neither this Agreement nor any Schedule or Exhibit hereto, nor any report, certificate or instrument furnished to any of the Purchasers or their special counsel in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The Company knows of no information or fact which has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company which has not been disclosed in Schedule B.

         2.22. U.S. Real Property Holding Corporation. The Company is not now and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Internal Revenue Code of 1986, as amended, and Section 1.897-2(b) of the Regulations promulgated by the Internal Revenue Service.

         3. REPRESENTATIONS AND WARRANTIES BY THE PURCHASERS. Each of the Purchasers, severally and not jointly, represents and warrants to the Company that the following are true and correct in all material respects:

         3.1. Authority. Such Purchaser has all requisite power and authority to enter into this


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Agreement and perform its obligations hereunder. All necessary corporate and other action has been taken by it or on its behalf to execute, deliver and perform its obligations under this Agreement and to purchase the Shares. This Agreement constitutes the valid and legally binding obligation of such Purchaser, enforceable against the Purchaser in accordance with its terms.

         3.2. Brokers. Such Purchaser has no contract, arrangement or understanding with any broker, finder or similar agent with respect to the transactions contemplated by this Agreement.

         3.3. Accredited Investor Status. Such Purchaser is acquiring the Shares for the purpose of investment and not with a view to the resale or distribution thereof, and it has no present intention of selling, negotiating or otherwise disposing of the Shares; provided that the disposition of its property shall at all times be and remain within its control. It further represents that it is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Such Purchaser further represents that it is acquiring the Shares for its own account and with its general assets and not with the assets of any separate account in which any employee benefit plan has any interest. As used in this Section 3.3, the terms "separate account" and "employee benefit plan" shall have the respective meanings assigned to them in the Employee Retirement Income Security Act of 1974.

         3.4. Formation. Such Purchaser was not organized for the purpose of making an investment in the Company.

         3.5. Receipt of Information. Such Purchaser has been furnished such information and documents as such Purchaser has requested and has been afforded an opportunity to ask questions of and receive answers from representatives of the Company concerning the Company, terms and conditions of this Agreement and the purchase of the Shares.

         4. SECURITIES LAWS.

         4.1. Registration of Shares. Each Purchaser, severally and not jointly, represents and warrants to the Company that it understands that the Shares have not been registered under the Securities Act or the securities laws of any state or other jurisdiction and that the Shares must be held indefinitely unless they are subsequently registered thereunder or an exemption from registration thereunder is available. Each Purchaser, severally and not jointly, further represents and warrants to the Company that it will not transfer any of the Shares in violation of the provisions of this Agreement or any applicable federal or state securities laws or regulations.

         4.2. Financial Matters. Each Purchaser, severally and not jointly, represents and warrants to the Company that (a) it understands that the purchase of the Shares involves substantial risk and that its financial condition and investments are such that it is in a financial position to hold the Shares purchased by it for an indefinite period of time and to bear the economic risk of, and withstand a complete loss of, such Shares; and (b) by virtue of its expertise, the advice available to it and its previous investment experience, such Purchaser has extensive knowledge and experience in financial and business matters, investments, securities and private placements and the capability to evaluate the merits and risks of the transactions contemplated by this Agreement.


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         4.3. Transfer Legends and Restrictions. The Transfer (as defined in
Section 8.1 of the 1992 Purchase Agreement) of the Shares will be restricted in accordance with the terms hereof. Each certificate evidencing the Shares, including any certificate issued to any transferee thereof, shall be imprinted with a legend in substantially the following form (unless otherwise permitted under this Section 4 or unless such Shares shall have been effectively registered and sold under the Securities Act and applicable state securities laws):

         "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF - 1933. NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES SHALL BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES UNDER THE SECURITIES ACT OF 1933 HAS BECOME EFFECTIVE OR THE ISSUER HAS BEEN FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY TO IT TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED, UNLESS SUCH OPINION OF COUNSEL IS NOT REQUIRED BY THE TERMS OF THE CLASS B PREFERRED STOCK PURCHASE AGREEMENT AMONG THE ISSUER AND CERTAIN OF ITS SHAREHOLDERS DATED AS OF APRIL ___, 1993 (THE "AGREEMENT"). TRANSFER OF THESE SHARES IS FURTHER RESTRICTED AS PROVIDED IN THE AGREEMENT, A COPY OF WHICH IS AVAILABLE AT THE ISSUER'S OFFICES."

         The Holder (as defined in Section 8.1 of the 1992 Purchase Agreement) of any Shares by acceptance thereof agrees, so long as any legend described in this Section 4.3 shall remain on the certificates evidencing the Shares, prior to any Transfer of any of the Shares (except for a Transfer effected pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144 thereunder), to give written notice to the Company of such Holder's intention to effect such Transfer and agrees to comply in all respects with the provisions of this Section 4.3. Such notice, if required, shall describe the proposed method of Transfer of the Shares in question. Upon (but only upon) receipt by the Company of such notice, and a written opinion of counsel to such Holder (which counsel and opinion shall be reasonably satisfactory to counsel for the Company) the proposed Transfer may be effected without registration under the Securities Act or in compliance with Rule 144 thereunder and under applicable state securities laws, the proposed Transfer may be effected, and the Holder of such Shares shall thereupon be entitled to Transfer the same in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate evidencing the Shares issued upon any such Transfer shall bear the same legend as set forth in this Section 4.3. Upon the written request of a Holder of the Shares, the Company shall remove the foregoing legend from the certificates evidencing such Shares and issue to such Holder new certificates therefor free of any transfer legend if, with such request, and at the request of the Company, the Company shall have received an opinion of counsel selected by the Holder, such counsel and opinion to be reasonably satisfactory to counsel to the Company, to the effect that any Transfers by such Holder of such Shares may be made to the public without compliance with either Section 5 of the Securities Act or Rule 144 thereunder and applicable state securities laws.

         4.4. Rule 144. The Purchasers recognize that the provisions of Rule 144 under the Securities Act are not presently applicable to securities of the Company. The Company covenants that (a) at all times after the Company first becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Company will comply with the current public information requirements of Rule 144(c)(1) under the Securities Act; and (b) at all such times as Rule 144 is available for use by the Purchasers, the Company will furnish any Purchaser upon request with all information within the possession of the Company required for the preparation and filing of Form 144.

         5. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligation of each of the Purchasers to purchase and pay for the Shares is subject to the following:

         5.1. Representations and Warranties. The representations and warranties of the Company made herein shall be true, correct and complete in all material respects on and as of the Closing Date, with the same force and effect as if they had been made on and as of the Closing Date.

         5.2. Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with.

         5.3. Compliance Certificate. The Company shall have delivered to the Purchasers a certificate (to be signed by its chief executive officer) dated the Closing Date certifying as to the fulfillment of the conditions specified in Sections 5.1 and 5.2 in all material respects.

         5.4. Certificate as to Unaudited Financials. The Company shall have delivered to the Purchasers a certificate (to be signed by its controller) dated the Closing Date certifying the advice of its independent certified public accountants that upon closing of the transactions hereby contemplated, such accountants expect to deliver an unqualified report of their audit of the Unaudited Financials.

         5.5. Opinion of Company's Counsel. The Purchasers shall have received an opinion of Bingham, Dana & Gould, counsel to the Company, substantially in the form of Exhibit IV hereto and which opinion shall be satisfactory in form and substance to the Purchasers' special counsel.

         5.6. Restated Certificate of Incorporation. A Restated Certificate of Incorporation for the Company in the form attached as Exhibit I hereto shall have been duly filed with the Secretary of State of the State of Delaware and shall have become effective.


         5.7. Blue Sky Matters. All consents, approvals, filings, qualifications and/or registrations required to be obtained or effected under any applicable state securities laws in connection with the issuance, sale and delivery of the Shares, and the Underlying Shares shall have been obtained or effected (except for the filing of any notice subsequent to the Closing which may be required under applicable state securities laws which, if required, shall be filed on a timely basis as may be so required).

         5.8. Corporate Proceedings and Consents. All corporate and other proceedings to be taken and all waivers and consents to be obtained in connection with the transactions contemplated by this Agreement shall have been taken or obtained and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and their special counsel, each of whom shall have received all such originals or certified or other copies of such documents as each may reasonably request.

         6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligation of the Company to sell the Shares is subject to the following:

         6.1. Representations and Warranties. The representations and warranties of the Purchasers made herein shall be true, correct and complete in all material respects on and as of the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

         6.2. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing shall be satisfactory in form and substance to the Company and the Company's counsel, and they each shall have received all such counterpart original or certified or other copies of such documents as they may reasonably request.

         6.3. Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchasers on or prior to the Closing Date shall have been performed or complied with.

         6.4. Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States of America or of any state required in connection with the lawful issuance and sale of the Shares to the Purchasers as contemplated under this Agreement shall have been duly obtained and in effect.

         7. AFFIRMATIVE COVENANTS. The Company covenants with each of the Purchasers as follows, such covenants to expire at such times as the Company shall have consummated a firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 or a successor form under the Securities Act, covering the offer and sale by the Company of Common Stock to the public at a price per share that is not less than $600.00 per share (as adjusted for any stock dividends, stock splits, combinations, or similar recapitalizations occurring after the date hereof), and which results in aggregate net proceeds to the Company of not less than $10,000,000 (the "Initial Public Offering"); provided, that the Company may refrain from compliance with any such covenant to the extent that such compliance would, in the good faith judgment of the Board of Directors of the Company, violate applicable securities laws:

         7.1. Quarterly Financial Statements. Within forty-five (45) days after the end of each of the first three quarters in each fiscal year, the Company will deliver to each Qualifying Holder (as hereinafter defined) copies of the Company's unaudited, balance sheet as of the end of, and statements of income and statements of cash flows for, such quarter, which shall be prepared in accordance with generally accepted accounting principles consistently applied. All such financial statements shall be certified as accurate and complete in all material respects (subject to normal year-end adjustments) by the chief financial officer of the Company and shall be presented in form comparative to the similar period of the preceding year. Further, if for any period the Company shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Company, then in respect of such period all such financial statements shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries. In no event will any Purchaser make any use or disclosure of the financial statements referred to in this Section 7.1 or Section 7.2 or go other information acquired pursuant to Section 7.3 or 7.4, except in connection with evaluating its investment in the Company. For purposes of this Agreement, "Qualifying Holder" shall mean each Purchaser for so long as such Purchaser holds at least fifteen percent (15%) of the aggregate number of Shares purchased by it hereunder.

         7.2. Annual Financial Statements. Within ninety (90) days after the end of each fiscal year, the Company will deliver to each Qualifying Holder financial statements analogous to those required by Section 7.1 as at the end of and for such year, accompanied by a certification by independent public accountants selected by the Company's Board of Directors, that (except as otherwise stated therein) such statements have been prepared in accordance with generally accepted accounting principles consistently applied.

         7.3. Other Information. Upon the reasonable request of a Qualifying Holder, the Company will deliver to such Qualifying Holder other information and data, not proprietary in nature (in the good faith judgment of the Company), pertaining to its business, financial and corporate affairs to the extent that such delivery will not violate any then applicable law or any agreements of the Company with third parties. The Company will permit each Qualifying Holder, at the expense of such Qualifying Holder, to visit and inspect any of the properties of the Company, including its books of account, and to discuss its affairs, finances and accounts with the Company's officers or directors, all at such reasonable times and as often as a Qualifying Holder may reasonably request, in each case, in a manner consistent with the reasonable security and confidentiality needs of the Company; provided, that the Company shall be under no such obligation with respect to information deemed in good faith by the Company to be proprietary or subject to third party restrictions on disclosure.

         7.4. SEC Reports. Promptly after each such filing, the Company will furnish each Purchaser with copies of all registration statements, and amendments thereto, and all reports on Forms 8-K, 10-Q or 10-K (or any similar form hereafter in use) which the Company shall file with the Securities and Exchange Commission or any stock exchange on which securities of the Company may be listed.

         7.5. Use of Proceeds. The Company will use amounts paid for the Shares hereunder to fund research and development activities and for working capital and other corporate purposes.

         7.6. Insurance. The Company will keep all its insurable properties properly insured against loss or damage by fire and other risks; maintain public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or arising from equipment owned by the Company and teased to and located upon or in or about any premises occupied by any other person; maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business; and maintain such other insurance as is usually maintained by persons engaged in the same or similar business as is the Company. All such insurance shall be maintained against such risks and in at least such amounts as such insurance is usually carried by persons engaged in the same or similar businesses, and all insurance herein provided for shall be effected and maintained in force under a policy or policies issued by insurers of recognized responsibility, except that the Company may effect worker's compensation or similar insurance in respect of operations in any state or other jurisdiction either through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance which is in accord with applicable laws. In addition, the Company shall within a reasonable period of time obtain "Key Man Insurance' on the lives of K. Michael Forrest and Richard F. Selden in an aggregate face amount of not less than $1,000,000 per person and shall maintain such insurance on each such person for so long as such person is employed by the Company.

         7.7. Payment of Taxes. The Company will pay and discharge promptly, or cause to be paid and discharged promptly, when due and payable, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, real, personal and mixed, or upon any part thereof, as well as all claims of any kind (including claims for labor, materials and supplies), which, if unpaid, might by law become a lien or charge upon its property; provided, however, that the Company shall not be required to pay any tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books reserves deemed by it adequate with respect thereto.

         7.8. Corporate existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and material rights and franchisees, provided, however, that nothing in this section shall (a) prevent the abandonment or termination of the Company's authorization to do business in any foreign state or jurisdiction if, in the opinion of the Company's Board of Directors, such abandonment or termination is in the interest of the Company or (b) require compliance with any law so long as the validity or applicability thereof shall be disputed or contested in good faith.

         7.9. Maintenance of Properties. The Company will maintain and keep, or cause to be maintained and kept, its properties in good repair, working order and condition, and from time to time make, or cause to be made, all repairs, renewals and replacements which in the opinion of the Company are necessary and proper so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         7.10. Reservation of Common Stock. The Company agrees to continue to reserve a number of shares of the Company's Common Stock equal to the number of Underlying Shares into which the Shares are convertible and the Company further agrees that in the event that the conversion price applicable to the Shares set forth in the Certificate of Incorporation is reduced below the initial price set forth therein, it shall immediately cause to be set aside additional shares of the Company's Common Stock so as to comply with the provisions of this Section 7.11.

         8.       REGISTRATION OF SHARES; PREEMPTIVE RIGHTS.

         The Company and the Purchasers hereby agree that (i) both (A) the shares of Common Stock issued or issuable upon conversion of the Shares and (B) any other shares of Common Stock issued in respect of any Shares or the shares enumerated in clause (A) above by reason of stock dividends, stock splits, recapitalizations, reorganizations, or similar corporate action, shall be deemed to be "Registrable Securities" for all purposes of Section 8 of the 1992 Purchase Agreement and shall be entitled to all of the rights and benefits described therein with respect to Registrable Shares; and (ii) the Purchasers hereunder shall be deemed to be Purchasers for all purposes of Section 9 of the 1992 Purchase Agreement and shall be entitled to all of the preemptive rights described therein with respect to future issuances and sales of securities by the Company (other than issuances and sales pursuant to this Agreement).

         9.       MISCELLANEOUS.

         9.1. Entire Agreement; Successors. This Agreement, together with the Schedules and Exhibits hereto sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements and commitments of the parties relating thereto; provided, that nothing herein shall impair or otherwise affect the 1992 Purchase Agreement, which shall remain in full force and effect. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto subject to any restrictions on assignment stated herein. Delivery of documents by the Company or its counsel to Hale & Dorr, Attn: John A. Burgess, Esq., special counsel to the Purchasers, shall be deemed to constitute for all purposes the furnishing of such documents by the Company to the Purchasers under this Agreement or in connection with the offering hereunder.

         9.2. Notices. Except as otherwise specifically provided herein, all notices, requests, demands, and other communications hereunder shall be in writing and shall be personally delivered or given by prepaid nationally-recognized overnight courier service or by prepaid certified or registered mail, return receipt requested, or by prepaid telegram, addressed as follows:

                  (a)      if to the Purchasers:

                           To the addresses of the Purchasers reflected in the stock register of the Company with a copy to:

                           Hale & Dorr
                           60 State Street
                           Boston, MA 02109
                           Attention:  John A. Burgess, Esq.

                  (b)      if to the Company:

                           Transkaryotic Therapies, Inc.
                           195 Albany Street
                           Cambridge, MA 02139
                           Attention:  Chief Executive Officer

                           with a copy to:

                           Bingham, Dana & Gould
                           150 Federal Street
                           Boston, MA 02110
                           Attention: Leslie H. Shapiro, Esq.

or to such other address as shall have been designated in writing by any party pursuant hereto. All notices, requests, demands and other communications hereunder shall be effective on the earlier of (i) actual receipt (ii) five (5) business days after deposit in the U.S. mails or delivery to a nationally-recognized courier service in accordance with this Section .

         9.3. Expenses. Except as provided in Section 8, each party will bear its own expenses in connection with this Agreement, provided that the Company will bear the reasonable fees and out-of-pocket disbursements of Hale & Dorr, special counsel to the Purchasers, in an amount not to exceed $5,000 in the aggregate.

         9.4. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by the Company or any of the Purchasers in connection herewith shall survive the execution and delivery of this Agreement and the Shares for a period (the "Survival Period") expiring on the first to occur of (a) the Initial Public Offering, or (b) the date which is five years after the Closing Date. No claim may be made for breach of any representation or warranty contained herein unless notice of such claim is given to the breaching party within the Survival Period.

         9.5. Amendments; Waivers. Changes in or additions to this Agreement may be made by written document executed by the Company and the holders of at least fifty-one percent (51%) in the aggregate number of shares of Common Stock issued or issuable upon conversion of the Shares. The holders of fifty-one percent (51%) in the aggregate of the Shares then held by Holders may, by written document, waive compliance by the Company with any of the provisions of this Agreement. Notwithstanding the foregoing, no course of dealing or delay on the part of the Holders in exercising any right shall operate as a waiver thereof or otherwise prejudice the rights of the Holders.

         9.6. Governing Law. This Agreement shall be construed and enforced as a contract under seal in accordance with, and the rights of the parties hereunder shall be governed by, the internal laws of the Commonwealth of Massachusetts.

         9.7. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which together shall constitute one and the same document. The headings herein are for convenience of reference only and shall not affect the construction of this Agreement. The invalidity or unenforceability of any provision hereof shall not affect the validity or unenforceability of any other provision.

            [The remainder of this page is intentionally left blank.]

         SIGNED, SEALED AND DELIVERED, as of the date first written above by the parties hereto.


                                            TRANSKARYOTIC THERAPIES, INC.


                                            By: /s/ K. Michael Forrest
                                               ---------------------------------
                                            Title: President and CEO


                                            WARBURG PINCUS CAPITAL
                                            COMPANY, L.P. (5,875 shares)


                                            By:   Warburg Pincus & Co.,
                                                  General Partner


                                                  By: /s/ Rodman W. Moorhead
                                                     ---------------------------
                                                  Title: Partner


                                            H&Q HEALTHCARE INVESTORS*
                                                     (708 shares)


                                            By: /s/ Alan Carr
                                               ---------------------------------
                                            Title: President


         *Limitation of Liability. The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 21, 1987, as amended. All persons dealing with H&Q Healthcare Investors must look solely to the trust property for the enforcement of any claim against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Healthcare Investors.

                                        AMERICAN MEDICAL INTERNATIONAL, INC.
                                        PENSION PLAN (600 shares)


                                        By:                 **
                                           -------------------------------------



                                        ALZA CORPORATION RETIREMENT PLAN
                                        (125 shares)


                                        By:                **
                                        Title:
                                              ----------------------------------


                                        Barrie Ramsey Zesiger (76 shares)


                                        By:                **
                                           -------------------------------------

                                        Andrew Heiskell (76 shares)


                                        By:                **
                                           -------------------------------------


                                         /s/ Emilio Bassini
                                        ----------------------------------------
                                        Emilio Bassini (51 shares)


                                         /s/ Mark Arnold
                                        ----------------------------------------
                                        Mark Arnold (51 shares)


                                        H&Q VENTURE INVESTORS L.P.
                                        (119 shares)


                                        By: /s/ Jackie Berterreteche
                                        ----------------------------------------
                                        Title: Attorney-in-Fact

                                        H&Q LIFE SCIENCES INVESTORS***
                                        (1,500 shares)


                                        By: /s/ Alan Carr
                                           -------------------------------------
                                        Title: President


         ***Limitation of Liability. The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended. All persons dealing with H&Q Life sciences Investors must look solely to the trust property for the enforcement of any claim against H&Q Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for obligations entered into on behalf of H&Q Life Sciences Investors.

                                          /s/ Alejandro Zaffaroni
                                         ---------------------------------------
                                         Alejandro Zaffaroni (139 shares)


                                         INTERHEALTH LIMITED
                                         (188 shares)


                                         By: /s/ Alejandro Zaffaroni
                                             -----------------------------------
                                         Title: General and Limited Partner


                                          /s/ Robert Mailloux                  )
                                         --------------------------------------
                                         Robert Mailloux               ) JOINT
                                                                       ) TENANTS
                                                                       ) (125
                                                                       ) shares)
                                          /s/ Minh Mailloux                    )
                                         --------------------------------------
                                         Minh Mailloux


                                          /s/ Michael Schmertzler
                                         --------------------------------------
                                         Michael Schmertzler (188 shares)


                                          /s/ Michael Sorell
                                         --------------------------------------
                                         Dr. Michael Sorell (62 shares)


                                         By:      BEA ASSOCIATES,
                                                  Attorney-in-Fact


                                                  By: /s/ Albert L. Zesiger
                                                     ---------------------------
                                                           Albert L. Zesiger
                                                           Managing Director

                             SCHEDULES AND EXHIBITS


         SCHEDULE

         A List of Purchasers and number of Shares being purchased at Closing

         B                 Schedule of Exceptions

         C                 List of Patents, Trademarks, Copyrights and Licenses

         D List of current shareholders and number of shares owned

         E                 List of directors and officers



         EXHIBIT

         I                 Restated Certificate of Incorporation of the Company

         II                By-laws of the Company

         III               Form of Legal Opinion of Bingham, Dana & Gould

         IV                Form of Instrument of Accession